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                                                                    EXHIBIT 10.2

                             STOCK OPTION AGREEMENT

          THIS AGREEMENT, dated as of ______________, 1998 is by and between Financial Pacific Insurance Group, Inc., a Delaware corporation (the "Corporation"), and _________________________ (the "Employee").


                              W I T N E S S E T H

          WHEREAS, pursuant to its Stock Incentive Plan (the "Plan"), the Corporation has granted to the Employee effective as of the date hereof (the "Award Date") a non-qualified stock option to purchase all or any part of ____ authorized but unissued or treasury shares of Common Stock of the Corporation upon the terms and conditions set forth herein and in the Plan.

          NOW, THEREFORE, the parties agree as follows:

          1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

          2. Grant of Option. This Agreement evidences the Corporation's grant to the Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of ___ shares of Common Stock at the price of $2,265.00 per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the tenth anniversary of the Award Date (the "Expiration Date").

          3. Exercisability of Option. Subject to the provisions of Sections 6 and 7, the Option shall become exercisable in two equal annual installments of ___ shares on the second and third anniversaries of the Award Date. Said installment shall be cumulative and, following the third anniversary, the Option may be exercised in whole or in part, from time to time, until its expiration or earlier termination.

          To the extent the Employee does not in any period purchase all or any part of the shares to which the Employee is entitled, the Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires.

          4. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made:

                    (a) in cash or by check payable to the order of the Corporation;

                    (b) by exchange of Common Stock of the Corporation, then having been owned by the Employee for at least six months, having a then fair market value (as determined by the Committee) equal to such purchase price;
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          (c) to the extent permitted by the Committee, by reduction in the number of shares of Common Stock deliverable upon exercise by that number of shares which have a then fair market value (as determined by the Committee) equal to such purchase price; or

          (d) in any combination of the consideration permitted by the foregoing subsections;

Subject to such further limitations, rules and procedures as the Committee may from time to time establish as any non-cash payment.

          5. Employment. Nothing contained herein or in the Plan shall confer upon the Employee any right with respect to the continuation of employment by the Corporation or any subsidiary or interfere in any way with the right of the Corporation or of any subsidiary at any time to terminate such employment.

          6. Effect of Termination of Employment or Death; Change in Subsidiary Status. The Option and all other rights hereunder, to the extent not exercised, shall terminate and become null and void at such time as the Employee ceases to be employed by either the Corporation or any subsidiary, except that:

          (a) if the Employee terminates by reason of permanent and total disability (as determined by the Committee), Employee may at any time within a period of one year after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

          (b) if the Employee dies while in the employ of Corporation or any subsidiary, or within one year after a termination described in subsection (a) of this Section 6, or within three months after a termination described in subsection (c) of this Section 6, then the Option may be exercised within a period of one year after the Employee's date of death by the Employee's beneficiary to the extent the Option was exercisable on the date of the Employee's death (or such earlier termination);

          (c) if the Employee terminates for any other reason, Employee may at any time within a period of three months after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

provided, however, that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration Date.

          If employee is employed by an entity which ceases in be a subsidiary, such event shall be deemed for purposes of this Section 6 to be a termination of Employee's employment described in subsection (c). Absence from work caused by military service or authorized sick leave shall not be considered as a termination of employment for purposes of this Section.

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          7.   TERMINATION OF OPTION UNDER CERTAIN EVENTS. Notwithstanding the
provisions of Section 3 hereof, upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Corporation, (ii) any reorganization, merger or consolidation in which the Corporation does not survive (iii) any reorganization, merger, consolidation or exchange of securities in which the Corporation does survive and any of the Corporation's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their shares of capital stock of the Corporation, or (iv) any acquisition of beneficial ownership of more than 50% of the Corporation's then outstanding shares of capital stock (each of the events described is clauses (i), (ii), (iii) and (iv) is referred to herein individually as an "Extraordinary Event"), the Option shall terminate. In such event, the Employee shall have the right until 10 days before the effective date of the Extraordinary Event to exercise, in whole or in part, the Option, to the extent that the Option would be vested and exercisable two years after the effective date of the Extraordinary Event.

          8. NON-TRANSFERABILITY OF OPTION. During the Employee's lifetime, this Option and any other rights hereunder may be exercised only by the Employee of the Employee's duly appointed guardian or legal representative. This Option and such rights shall not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise); provided, however, that nothing in this Section 8 shall prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined by the Internal Revenue Code or 1986, as amended.

          9. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office, to the attention of the Corporate Secretary and the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

         10. EMPLOYEE NOT A STOCKHOLDER. Neither the Employee nor any other person entitled to exercise the Option shall have any of the rights or privileges a stockholder of the Corporation as to any shares of Common Stock not actually issued and delivered prior to delivery of the exercise price and satisfaction of all other conditions precedent to the due exercise of the Option and delivery of shares.

         11. EFFECT OF AWARD AGREEMENT. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation except to the extent the Committee determines otherwise.

         12. LAWS APPLICABLE TO CONSTRUCTION. The Option has been granted, executed and delivered as of the day and year first above written, and the interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

         13. REPRESENTATIONS AND WARRANTIES OF THE EMPLOYEE. The Employee represents and warrants that the Option is being acquired by the Employee in good faith for the Employee's own personal account, for investment purposes only, and not with a view to the


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distribution, resale or other disposition thereof. The Employee agrees that the
Employee will exercise the Option with any then present intent to sell or otherwise dispose of all or any part of the Common Stock acquired thereby. The Employee acknowledges that the Corporation may issue Common Stock upon the exercise of the Option without registering such Common Stock under the Securities Act of 1933, as amended (the "Act"), on the basis of certain alternative exemptions from such registration requirement. Accordingly, the Employee agrees that the Employee's exercise of the Option may be conditioned upon the Employee's delivery to the Corporation of an investment certificate including such representations and undertakings as the Corporation may reasonably require in order to assure the availability of such exemptions, including a representation that the Employee is acquiring the Common Stock for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by the Employee that the share certificate evidencing the Common Stock may bear a legend indicating such non-registration under the Act and the resulting restrictions on transfer.

         14. PLAN. The Option and all rights of Employee thereunder are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. The Employee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by the appropriate action of the Committee under the Plan after the date hereof.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set Employee's hand.


                                   FINANCIAL PACIFIC INSURANCE GROUP, INC.


                                   By: ___________________________
                                       Robert C. Goodell
                                       President and Chief Executive Officer


                                   EMPLOYEE


                                       ___________________________


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